Exhibit 10.13

SECOND AMENDMENT

TO

ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 17th day February, 2004, by and between GULF BANK, a bank organized and existing under the laws of the State of Florida (“Seller”), and PANAMERICAN BANK, a bank organized and existing under the laws of the State of Florida (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement, dated as of October 9, 2003, as amended February 2, 2004 (the “Asset Purchase Agreement”), pursuant to which (i) Seller agreed to transfer and assign to Purchaser certain assets of Seller and (ii) Purchaser agreed to assume certain liabilities of Seller; and

WHEREAS, Seller and Purchaser desire to amend the Asset Purchase Agreement as hereinafter set forth to effectuate the closing of the Asset Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

RECITATIONS; DEFINITIONS

1.

Preamble and Recitals. The preambles and recitals hereinabove set forth are hereby incorporated into and made a part of this Amendment.

2.

Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Asset Purchase Agreement.

ARTICLE II.

AMENDMENTS

1.

Section 2.01(ii) of the Asset Purchase Agreement shall be amended by deletion of such section in its entirety and including in lieu thereof the following:

“The parties hereto agree that Purchaser shall assume all obligations of Seller arising and to be performed on or after the Closing Date solely with respect to contract numbers 7, 11, 18, 24, 27, 28, 29, 30, 31, 48, 54 and 56, which are set forth on Schedule 2.01(a)(ii) attached hereto. Purchaser shall have no obligations nor liabilities related to any other contracts or agreements of Seller listed on such Schedule 2.01(a)(ii).”

2.

Section 2.02(a)(iii) of the Asset Purchase Agreement shall be amended by addition of the following language immediately after the last sentence of such Section:

“Although Purchaser is not a member of The Federal Home Loan Bank (the “FHLB”) system, based upon the representations of Seller to Purchaser that Seller received guidance from the FHLB that Purchaser is eligible to assume those certain obligations of Seller to FHLB in the aggregate amount of $3,000,000 (“FHLB Obligation”) provided that (i) Purchaser delivers to FHLB as collateral securities acceptable to FHLB having a fair market value at least equal to the FHLB Obligation (the “FHLB Collateral”), (ii) Purchaser purchases from Seller stock in FHLB having a value equal to five percent (5%) of the FHLB Obligation and (iii) Purchaser otherwise complies with other standard conditions imposed by the FHLB on a transferee of similar obligations (collectively, the “FHLB Transfer Conditions”), Purchaser shall as of the date of Closing assume the FHLB Obligation and shall within five (5) business days after the Closing make application to the FHLB for approval of such assumption. Notwithstanding the foregoing, if after making the application on a timely basis as required above, the FHLB advises Purchaser that Purchaser is not eligible to assume the FHLB Obligation because such assumption would be in conflict with the rules, regulations and law governing the FHLB, Purchaser’s assumption of the FHLB Obligation shall be reversed, such that Purchaser shall within three (3) business days after being notified of such lack of eligibility (a copy of which notice shall be promptly delivered to Seller) assign the FHLB Obligation back to Seller and concurrently therewith shall pay to Seller an amount equal to the outstanding principal balance of the FHLB Obligation, plus all accrued but unpaid interest thereon from and after the Closing Date, in which case Purchaser shall have no further obligation to Seller and/or the FHLB with respect to the FHLB Obligation. In connection with Purchaser’s assumption of the FHLB Obligation and contingent upon FHLB’s approval of such assumption, Seller shall immediately after such approval absolutely assign and transfer, without any action on the part of Purchaser, Seller’s stock as a member of the FHLB (the “FHLB Stock”) to Purchaser. Immediately, upon approval by the FHLB of Seller’s transfer and assignment of the FHLB Stock to Purchaser, Purchaser shall pay the value of the FHLB stock as set by the FHLB to Seller as consideration for the transfer and assignment of the FHLB Stock.”

3.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(l) in appropriate order to read as follows:

“(l)

Prior to Closing, Seller purchased nine (9) residential mortgages totaling in the aggregate $5,019,598 (the “ABN-AMRO Loans”). The parties hereto agree that Purchaser shall pay Seller a fee equal to 2.425% of the ABN-AMRO Loans in lieu of a fee equal to 4.85% of the ABN-AMRO Loans, which amount equals $121,725.25 (the “ABN-AMRO Loan Consideration”). The ABN-AMRO Loan Consideration shall be deducted from the consideration paid pursuant to Section 2.04 hereof by Seller to Purchaser at Closing.”

4.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(m) in appropriate order to read as follows:

“(m)

Seller has identified six (6) potential commercial mortgage loans set forth below (collectively, the “Potential Mortgage Loans”), which as of February 17, 2004 have not been closed. Purchaser may desire to close the Potential Mortgage Loans following Closing. In the event that Purchaser closes any one or more of the Potential Mortgage Loans within 90 days of February 17, 2004, Purchaser shall pay Seller a fee equal to one percent (1%) of the principal amount of any Potential Mortgage Loan so closed. The Potential Mortgage Loans consist of the following:

Commercial Mortgage Loan	Principal Amount
Bounty Logistic	$1,000,000.00
Carlos Cuba	$250,000.00
Cooperative Baptist Fellowship of Florida, Inc.	$325,000.00
Sergio Delgado	$4,300,000.00
Raul B. Rivera and Maria Rivera	$425,000.00
Transact Services	$100,000.00	”

5.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(n) in appropriate order to read as follows:

“(n)

Prior to Closing, Seller entered into standby letters of credit with the following customers (collectively, the “Standby Letters of Credit”):

Standby Letters of Credit	Principal Amount
Pacific International	$20,000.00
Lloyd Aereo Boliviano	$150,000.00
Lloyd Aereo Boliviano	$200,000.00
Latin American	$17,500.00
T.S.E. Turismo Soc.	$20,000.00
Serseco CA	$20,000.00
James Import	$2,174.00
TOTAL	$429,674.00

Purchaser shall pay Seller a one-time service fee for such Standby Letters of Credit of $4,290 plus a one-time service fee for participations which Purchaser will receive the benefit of in the amount of $14,589, which fees shall be deducted from the consideration paid by Seller to Purchaser at Closing.”

6.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(o) in appropriate order to read as follows:

“(o)

Salvador Bonilla may permanently remove that certain furniture and equipment, as set forth in Schedule 2.04(o) attached hereto, from the main office of Seller and Seller shall pay Purchaser the amount of $29,884 at Closing, which shall be offset against Purchaser’s obligation, pursuant to Section 2.04(d) in the amount of

$528,284, to pay for the personal property of Seller. The total amount due and owing by Purchaser pursuant to Section 2.04(d) shall be $498,400.”

7.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(p) in appropriate order to read as follows:

“(p)

The parties hereto agree that Seller shall receive a credit in the amount of $5,752.59 for the last monthly installment of Fixed Annual Rent under the Doral Branch Lease, which Doral Branch Lease is being assigned, and not subleased, to Purchaser. The parties hereto further agree to prorate prepaid items and expenses as of the Closing Date, which proration shall be completed within 15 days after Closing.”

8.

Section 2.04 of the Asset Purchase Agreement shall be amended by the addition of Section 2.04(q) in appropriate order to read as follows:

“(q)

Pursuant to the First Amendment to Asset Purchase Agreement, dated as of February 2, 2004, between the parties hereto and the Escrow Provisions attached thereto, Purchaser deposited with Escrow Agent the sum of $3,882,777 representing an estimate of the Remainder of the Purchase Price (the “Total Escrow Funds”). Seller and Purchaser hereby instruct Escrow Agent to disburse the Total Escrow Funds to Purchaser upon Closing less $40,000, which shall be retained by Escrow Agent toward its legal fees owing to it by Seller and which $40,000 amount shall be separately paid to Purchaser by Seller.”

ARTICLE III.

MISCELLANEOUS

1.

Amendment. Except as otherwise amended hereby, the Asset Purchase Agreement shall remain in full force and effect.

2.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

4.

Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment shall remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.

Captions. The captions and headings used in this Amendment are for convenience of reference only and do not in any way affect, limit, amplify or modify the terms and provisions of this Amendment.

6.

Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their permitted legal representatives, heirs, successors and assigns.

7.

Counterparts. This Amendment may be executed in any number of counterparts and by the several parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

SELLER:

GULF BANK

By:
James Kaufman
Chairman of the Board

And By:
Ambrosio Rodriguez
President

PURCHASER:

PANAMERICAN BANK

By:
Michael Golden
Vice Chairman

And By:
Hugo Castro
Chief Executive Officer and President

Schedule 2.04(o)

Furniture and Equipment

000656 Chair/swivel blue fabric

000612 Chair Executive Black

000046 Fireproof file cabinet

000574 File Cabinet Proof Brown 20WX30DX54H

000576 Chair Desk Gray Fabric

000581 Chair Executive Brown Fabric

000584 Chair Executive Brown Fabric

000585 Chair Executive Brown Fabric

000614 Chair Executive Pink Fabric

000615 Chair Executive Pink Fabric

000632 Chair fabric wooden arms

000633 Chair fabric wooden arms

000652 Chair Visitor Brown-Fabric

000653 Chair Visitor Brown-fabric

000658 Chair Executive Black

000682 Chair Desk Gray Fabric

000683 Chair Desk Gray Fabric

000684 Chair Desk Gray Fabric

000685 Chair Desk Gray- Fabric

000686 Chair desk Gray Fabric

000687 Chair Desk Gray Fabric

000688 Desk double pedestal

000698 File lateral putty 43 drawer fire proof

000728 CREDENZA 72X20X4 W/2 DOORS

000731 FILE CABINET SANDUSLY STORAGE PUTTY 30X

000741 Credenza wood

000742 Table Center

000743 Bookcase wood

000744 Bookcase wood

000745 Chair Executive Burgundy

000746 Chair-Guest-Burgundy

000747 Chair-Guest-Burgundy

000748 Chair Green Leather

000749 Chair Green Sofa

000750 Desk executive wood 6 drawer

000805 Bookcase

000806 Credenza w/doors

000807 Desk Double Pedestal w/doors

000840 File Cabinet Lateral 4 Drawers Black

000841 File Cabinet Lateral 4 Drawers Black

000844 File Cabinet Lateral Wood

000818 Conference Table

000399 Datacom C4400 8-port mdm sharing device

000543 Dell Dimension 2300 P4-2ghz w/ 19” FP

000544 Dell Dimension 2300 P4-2ghz

000460 IFS workstation

000482 PC CLONE Apollo

000531 Toshiba Satellite 1905 -BONILLA LAPTOP

000474 Sony VAIO PC & Viewsonic 17” monitor

000515 Toshiba Comp. reimb. f/Salvador Bonilla

000545 Dell Optiplex GX260T P4-2.53ghz w/18” FP

000546 Dell Optiplex GX260T P4-2.66ghz w/15” FP

000554 Dell Dimension L866r

000007 Painting by Policello (32” x 46”)

000013 Painting by Benito R. Catalan (37”x28”)

000014 Painting by H. Zaragozi: “Studio View”

000015 Painting by H. Zaragozi: “Bay Rain”

000055 Artwork: “Monkey Monkey”

000057 Painting by Enrique Tarazona

000068 Sculpture: “San Gabriel”

000070 Painting by Roxana Aguirreureta: “Peras”

000074 Painting by G. Posada: “Gotas de Agua”

000285 Painting by Victor Pasmore: “Untitled”

000284 Painting “Circle and Square”

000851 HP LaserJet 1200 Printer